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                                                                    Exhibit 23.1
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                                              Consent of Independent Accountants
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-___) of our report dated January 31, 1997, on our audits of the consolidated financial statements and financial statement schedule of Strayer Education, Inc. (the "Company") as of December 31, 1996 and 1995, and for each year in the three period ended December 31, 1996, which report is included in the Company's 1996 Annual Report on Form 10-K.






                                                    /s/ COOPERS & LYBRAND L.L.P.

Washington, D.C.
June 30, 1997